UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2009
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of September 8, 2009, the board of directors of each of Burlington Coat Factory Holdings, Inc. (“Holdings”), Burlington Coat Factory Investments Holdings, Inc. (“Investments”) and Burlington Coat Factory Warehouse Corporation (“BCFWC” and, together with Holdings and Investments, the “Companies” and each individually a “Company”) nominated David Humphrey, a Principal at Bain Capital, to each respective board of directors to fill the vacancy created by the resignation of John Tudor on August 31, 2009.  Mr. Humphrey was a nominee of Bain Capital and, pursuant to the terms of that certain Stockholders Agreement dated as of April 13, 2006 by and among Holdings and its stockholders, including funds associated with Bain Capital and certain management personnel, (i) Holdings’ stockholders agree to elect Bain Capital’s nominees to Holdings’ board of directors, and (ii) Holdings will cause the board of directors of each of Investments and BCFWC to consist at all times of the same members as Holdings’ board of directors.   By written consent, the stockholders of each Company elected Mr. Humphrey to serve on such Company’s board of directors effective as of September 8, 2009, 2009.  Mr. Humphrey was also appointed to serve on the Audit Committee of each Company’s board of directors effective as of September 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Paul C. Tang
Paul C. Tang Executive Vice President

Date: September 14, 2009